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                                                                   EXHIBIT 10.26

                      RESTRICTED STOCK PURCHASE AGREEMENT

         THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement"), made as of the __th day of ________, 1993 by and between KRISPY KREME DOUGHNUT CORPORATION (the "Company") and __________ (the "Participant").

         For valuable consideration, receipt of which is acknowledged, the parties agree as follows:

         1. Purchase of Shares. The Participant subscribes for and, upon acceptance by the Company, shall purchase, subject to the terms and conditions set forth in this Agreement, ___ shares (the "Shares") of common stock ("common stock"), $10.00 par value, of the Company at a purchase price of $10.00 per share. The aggregate purchase price of the Shares shall be paid by the Participant by check, payable to the order of the Company, or such other method as may be acceptable to the Company. Upon the Company's receipt of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall

         (a) be subject to the Repurchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in
                  Section 4 of this Agreement;

         (b) be considered issued when they are no longer subject to the Repurchase Option (but shall not be considered issued so long as they are subject to the Repurchase Option); and

         (c) shall not be entitled to vote or receive dividends or other distributions on common stock while subject to the Repurchase Option.


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         2. Repurchase Option.

         (a) If the Participant ceases to be employed by the Company or ceases to be a member of the board of directors (as is applicable) by the Company for any reason other than death or disability prior to any of the dates set forth on Schedule A, the Company shall have the right and Option (the "Repurchase Option") to Purchase any or all of the Shares subject to the Repurchase Option prior to such date as more particularly set forth on Schedule A from the Participant at the same price as the Participant paid for the Shares.

         (b) For Purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

         3. Exercise of Repurchase Option and Closing.

         (a) Upon the termination of the employment of the Participant or the cessation of his directorship [as referred to in subsection 2 (a) above], the Repurchase Option shall be deemed to be automatically exercised by the Company unless the Company delivers or mails written notice of nonelection of exercise of the Repurchase Option within 30 days thereafter in accordance with section 14.

         (b) Unless the Company gives such written notice of nonelection within 30 days after the termination of the employment of the Participant or the cessation of his directorship [as referred to in subsection 2 (a) above], the Participant shall tender to the Company at its principal offices the certificate or certificates representing such number of Shares that the Company has elected to purchase, duly endorsed in blank by the Participant or with duly endorsed stock powers attached, all in form suitable for the transfer


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                  of the Shares of the Company. Upon its receipt of these
                  Shares, the Company shall deliver or mail to the Participant a check in the amount of the aggregate Option Price.

         (c) After the date(s) set forth in Schedule A with respect to the number of Shares set opposite such date or after such Shares are otherwise not subject to the Repurchase Option pursuant to subsection 3 (c) above, such Shares shall then be subject to all of the terms and provisions of the Stock Purchase Agreement by and between the Company and its shareholders dated July 1, 1984 (the "Stock Purchase Agreement") and all the restrictions on transfer set forth therein as if the Participant and the Company had executed such agreement. The termination of such Participant's employment or directorship shall be deemed to constitute written notice of a proposed transfer, disposition or sale thereof under subsection 2 (a) of such Stock Purchase Agreement.

         (d) The purchase price for such Shares may be payable, at the discretion of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company, or in cash (by check), or both.

         (e) If, at any time, prior to the exercise of the Repurchase Option under sub section 3 (a) above, the common stock of the Company is acquired through merger, acquisitions consolidation, purchase, tender offer or otherwise (the "Acquisition"), the Participant shall be paid by the Company a sum of money determined by multiplying the cash price per share (or monetary equivalent thereof) received by the holders of the common stock times the number of shares then subject to the Repurchase Option. Such payment shall be made upon the Closing of the Acquisition.


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         4. Restrictions on Transfer.

         (a) Except as otherwise provided in subsection 4(b), the Participant shall not, during the term of the Repurchase Option, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares, or any interest therein, unless the Shares are no longer subject to the Repurchase Option.

         (b) Notwithstanding the foregoing, the Participant may transfer Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that those Shares shall remain subject to this Agreement, including without limitation the restrictions on transfer set forth in this Section 4 and the Repurchase Option, and the permitted transferee shall, as a condition to the transfer, deliver to the Company a written instruction confirming that the transferee shall be bound by all of the terms and conditions of this Agreement.

         5. Effect of Prohibited Transfer. The Company shall not be required:

         (a) To transfer on its books any of the Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement; or

         (b) To treat as owner of those Shares or to pay dividend to any transferee to whom any of those Shares shall have been sold or transferred in violation of any of the provisions set forth in this Agreement.

         6. Restricted Legend. All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:


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         (a)      "The shares of stock represented by this certificate are
                  subject to restrictions on transfer and an option to purchase set forth in a Restricted Stock Purchase Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest). This Agreement is available for inspection without charge at the office of the Secretary of the Corporation"; and


         (b)      The same legend as required by the Stock Purchase Agreement.

         7. Investment Representations. The Participant represents, warrants, and covenants as follows:

         (a) The Participant is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

         (b) He has had an opportunity he deems adequate to obtain from representatives of the Company the information necessary to permit him to evaluate the merits and risks of his investment in the Company.

         (c) He has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to that purchase.

         (d) He can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

         (e)      He understands that:


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                  (i)      The Shares cannot be sold, transferred, or otherwise
                           disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and

                  (ii) The Company has no obligation or current intention to register the Shares under the Securities Act.

         (f) A legend substantially in the following form will be placed on the certificate representing the Shares:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel satisfactory to the corporation to the effect that registration is not required."


         8. Adjustments. If from time to time during the term of the Repurchase Option, there is any stock split, stock dividend, stock distribution, or other reclassification of the common stock of the Company, or any merger, consolidation, or sale of substantially all of the assets of the Company, any and all new, substituted, or additional securities to which the Participant is entitled by reason of his ownership of the Shares shall be subject immediately to all of the terms and conditions of this Agreement (and be included as "Shares"), and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the option price shall be adjusted appropriately.

         9. Withholding Taxes.

         (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any


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                  federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant.

         (b) If the Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1954, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company will require at the time of that election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for the Shares and the fair market value of the Shares as of the day immediately preceding the date of the purchase of the Shares by the Employee.

         10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

         11. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

         12. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors, and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

         13. No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee and/or director of the Company for any definite period of time.

         14. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post


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Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 14.

         15. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine, or neuter forms. The singular form of nouns and pronouns shall include the plural, and the plural form of nouns and pronouns shall include the singular.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

         17. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

         18. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of North Carolina.

         IN WITNESS WHEREOF, the Participant has executed this Agreement as of the day and year first above written and the Company has caused it to be executed by one of its duly authorized officers.

                                     COMPANY
                                     KRISPY KREME DOUGHNUT CORPORATION


                                     By: _________________________
                                         Scott A. Livengood, President
                                         P O Box 83
                                         Winston-Salem, NC 27102-0083


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                                   PARTICIPANT







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